EXHIBIT 99.1
Blue Hills Bancorp, Inc. Reports Fourth Quarter and Annual Earnings

NORWOOD, Mass., January 23, 2019--(GLOBE NEWSWIRE)- Blue Hills Bancorp, Inc. (the “Company” or "Blue Hills Bancorp") (NASDAQ: BHBK), the parent of Blue Hills Bank (the "Bank"), today announced net income of $5.7 million, or $0.23 per diluted share, for the fourth quarter of 2018 compared to net income of $5.8 million, or $0.23 per diluted share, for the third quarter of 2018 and net income of $1.3 million, or $0.05 per diluted share, for the fourth quarter of 2017. Net income on a non-GAAP basis, excluding unrealized loss on equity securities and certain nonrecurring items, was $7.1 million or $0.28 per diluted share for the fourth quarter of 2018 compared to net income on a non-GAAP basis, excluding unrealized loss on equity securities and certain nonrecurring items, of $6.8 million, or $0.27 per diluted share for the third quarter of 2018 and net income on a non-GAAP basis, excluding certain nonrecurring items, of $4.0 million, or $0.16 per diluted share for the fourth quarter of 2017 (see page 14 for a reconciliation of GAAP to non-GAAP measures).

For the year ended December 31, 2018, net income was $24.6 million, or $0.98 per diluted share, compared to net income of $16.5 million, or $0.67 per diluted share for the year ended December 31, 2017. Net income on a non-GAAP basis, excluding unrealized gain on equity securities and certain nonrecurring items, was $26.0 million, or $1.03 per diluted share, for the year ended December 31, 2018 compared to net income on a non-GAAP basis, excluding certain nonrecurring items, of $13.8 million, or $0.56 per diluted share for the year ended December 31, 2017 (see page 15 for a reconciliation of GAAP to non-GAAP measures).

On September 20, 2018, Blue Hills Bancorp announced it reached a definitive Agreement and Plan of Merger with Independent Bank Corp. ("Independent"), pursuant to which Blue Hills Bancorp will merge into Independent ("Merger"). Blue Hills Bancorp's shareholders approved the merger at a meeting held on January 16, 2019. Completion of the transaction is subject to other customary closing conditions, including receipt of regulatory approvals and the approval of Independent's shareholders. The transaction is expected to close later in the first quarter of 2019 or early in the second quarter of 2019.

Commenting on the Company's results, William Parent, President and Chief Executive Officer of Blue Hills Bancorp, said, "We finished the year with another solid quarter that included loan growth, net interest margin expansion and continued cost control. Earnings per share for the year on an operating (non-GAAP) basis improved 84% from 2017, reflecting the success of our various businesses, continued positive operating leverage, and the ongoing transformation of the Company into a full service community bank. We are excited to be joining Independent and becoming part of a larger organization, which will benefit all of our stakeholders. I want to thank our employees for their dedication and hard work during this time of transition. In addition to operating Blue Hills Bank in a business-as-usual manner for our customers, employees from around the bank have also been working hard to ensure that we have a seamless transition into Independent's organization."

BALANCE SHEET
Compared to September 30, 2018, total assets grew $23 million, or 1%, to $2.8 billion at December 31, 2018. The increase was mainly driven by a $29 million, or 1%, increase in loans to $2.3 billion at December 31, 2018. Quarterly growth was impacted by seasonality, lower residential lending demand due to the higher interest rate environment, and the announced merger with Independent. By category, the growth was due to a $17 million, or 2%, increase in residential mortgage loans and a $13 million, or 2%, increase in commercial real estate loans. Other loan categories had smaller changes.

Compared to December 31, 2017, total assets increased $137 million, or 5%. Loans drove the growth in total assets from December 31, 2017, increasing $128 million, or 6%. By category, the increase from December 31, 2017 was due to residential mortgage loans, which were up $98 million, or 11%; commercial business loans, which were up $34 million, or 14%; and commercial real estate loans, which were up $32 million, or 4%. These increases were partially offset by declines in home equity, construction and consumer loans. Residential mortgage originations were $98 million in the fourth quarter of 2018 compared to $112 million in the fourth quarter of 2017 with the decline reflecting the impact of higher interest rates. Commercial loans (real estate and non-real estate combined) added to the balance sheet were $49 million in the fourth quarter of 2018 compared to $156 million in the fourth quarter of 2017.

Deposit and borrowing activities reflect seasonality and a changing funding strategy to shorten duration and migrate away from certain types of high cost consumer deposits to borrowings. Compared to September 30, 2018, deposits declined $28 million, or 1%, to $2.1 billion at December 31, 2018. The decrease from the end of the third quarter was driven by a $51 million, or 8%, decline in money market deposits and a $16 million, or 4%, decline in NOW and demand accounts. These declines were partially offset by a $43 million, or 15%, increase in brokered certificates of deposit. The drop in deposits resulted in an increase in short-term borrowings, which were up $55 million, or 56%, to $153 million at December 31, 2018.

Compared to December 31, 2017, deposits grew $98 million, or 5%. By category, the growth mainly came from certificates of deposit, which were up $116 million, or 26%, and brokered certificates of deposit which increased $73 million, or 29%. These increases were partially offset by a $77 million, or 12%, decline in money market deposits. Short-term borrowings increased $53 million from a year ago while long-term debt declined $25 million.

Stockholders’ equity was $404 million at December 31, 2018, compared to $403 million at September 30, 2018 and $398 million at December 31, 2017. The increase from the end of 2017 mainly reflects net income and share-based compensation, partially offset by the payment of dividends.

NET INTEREST AND DIVIDEND INCOME
Reported net interest and dividend income was $20.0 million in the fourth quarter of 2018, up $488,000, or 3%, from the third quarter of 2018 and up $2.2 million, or 12%, from the fourth quarter of 2017. Reported net interest margin was 2.97% in the fourth quarter of 2018, up from 2.92% in the third quarter of 2018 and 2.80% in the fourth quarter of 2017.

Net interest and dividend income on a fully taxable equivalent basis (FTE), a non-GAAP measure, was also $20.0 million in the fourth quarter of 2018, up $488,000, or 3%, from $19.5 million in the third quarter of 2018, and up $2.1 million, or 12%, from $17.9 million in the fourth quarter of 2017. Net interest margin on a fully taxable equivalent basis (FTE), a non-GAAP measure, was 2.98% in the fourth quarter of 2018 compared to 2.93% in the third quarter of 2018 and 2.81% in the fourth quarter of 2017. Purchase accounting accretion added $38,000, $74,000, and $100,000 to net interest and dividend income in the fourth quarter of 2018, third quarter of 2018, and fourth quarter of 2017, respectively. Purchase accounting accretion also added one basis point to net interest margin in the fourth quarter of 2018 and 2 basis points to net interest margin in the third quarter of 2018 and fourth quarter of 2017.

The improvement in net interest and dividend income (FTE) from the third quarter of 2018 was mainly due to the 5 basis point improvement in net interest margin discussed above. The margin expansion was due, in part, to higher floating rate loan yields related to the interest rate increases announced by the Federal Reserve Bank. The company has maintained an asset sensitive interest rate risk position throughout this interest rate hike cycle, which has generally resulted in earning asset yields increasing at a faster pace than interest-bearing liability costs. There have been nine rate increases announced by the Fed since December 2015 totaling 225 basis points. To a lesser extent, the linked-quarter improvement in net interest and dividend income (FTE) was helped by an increase in average loans, which were up 0.4% from the third quarter.

The increase in net interest and dividend income (FTE) over the fourth quarter of 2017 was helped by net interest margin expansion as well as loan growth. Average loans increased $133 million, or 6%, from the fourth quarter of 2017 driven by higher levels of residential mortgages, commercial real estate loans, and commercial business loans, partially offset by declines in construction, home equity and consumer loans.

NONINTEREST INCOME
Noninterest income was $2.2 million in the fourth quarter of 2018, down $1.6 million, or 42%, from the third quarter of 2018. The decline includes lower loan level derivative income, which dropped $849,000 from the third quarter due to a lower volume of new commercial loan customer back-to-back interest rate swap contracts. The amount of revenue in the loan level derivative income category can be volatile since it is a function of the amount of commercial loans that customers opt to convert from floating to fixed rate via interest rate swaps in any given quarter. In addition, there was a $360,000, or 53%, drop in miscellaneous income due mainly to lower income on Small Business Investment Community ("SBIC") investments, a $268,000, or 28%, decline in mortgage banking income due to seasonality and the impact of higher interest rates on loan originations and sales volume, and a $127,000 increase in unrealized losses on equity securities.

Compared to the fourth quarter of 2017, noninterest income declined $686,000, or 23%, mainly due to a $910,000 drop in loan level derivative income and a $188,000 unrealized loss on equity securities recognized in the fourth quarter of 2018. These declines were partially offset by increases in all other account categories, including mortgage banking income (up $154,000, or 28%), miscellaneous income (up $109,000, or 53%, mainly to higher income on SBIC investments), deposit account fees (up $100,000, or 27%) and interchange and ATM fees (up $36,000, or 9%).

NONINTEREST EXPENSE
Noninterest expense was $15.0 million in the fourth quarter of 2018, down $512,000, or 3%, from the third quarter of 2018 and up $826,000, or 6%, from the fourth quarter of 2017. The fourth quarter of 2018 and the third quarter of 2018 included charges of $1.7 million and $1.3 million, respectively, associated with the pending merger with Independent Bank Corp. as well as charges of $207,000 and $720,000, respectively, for a supplemental executive retirement agreement as previously disclosed in the Company's Form 10-Q for the quarter ended June 30, 2018 as filed with the Securities and Exchange Commission. In addition, the fourth quarter of 2017 included a $317,000 charge related to pension settlements. Excluding these items, adjusted noninterest expense was $13.1 million in the fourth quarter of 2018, down $333,000, or 2%, from the third quarter of 2018 due mainly to a $204,000, or 40%, drop in advertising expense.

Compared to the fourth quarter of last year, adjusted noninterest expense declined $719,000, or 5%. The decline reflects lower levels of advertising, professional fees, and occupancy and equipment expense, as well as the absence of a charge for a settlement agreement that was reached a year ago between the Company and a former employee. These declines were partially offset by higher employee costs due, in part, to merit increases and higher benefits expenses.

INCOME TAXES
The effective income tax rate was 26% in the fourth quarter of 2018 compared to 27% in the third quarter of 2018 and 78% in the fourth quarter of 2017. The effective tax rates in 2018 were lower than historical rates due to the Tax Act, which was enacted on December 22, 2017 and provided for a reduction in the federal corporate income tax rate from 35% to 21% effective January 1, 2018. The Tax Act also resulted in a downward revaluation of approximately $2.5 million in the Company's net deferred tax asset in the fourth quarter of 2017. Excluding that charge, the Company's effective tax rate was 35% in the fourth quarter of 2017.

ASSET QUALITY
The provision for loan losses reflects management’s assessment of risks inherent in the loan portfolio. The provision for loan losses was a credit of $577,000 in the fourth quarter of 2018 compared to a credit of $182,000 in the third quarter of 2018 and a provision of $681,000 in the fourth quarter of 2017. The level of the provision in all three quarters reflects the impact of the Company's continued migration from the use of historical loss rates based on national FDIC data to loss rates based on the Company's own experience.

The allowance for loan losses as a percentage of total loans was 0.83% at December 31, 2018 compared to 0.86% at September 30, 2018 and 0.95% at December 31, 2017. The Company had net loan charge-offs of $8,000 in the fourth quarter of 2018 compared to net loan charge-offs of $23,000 in the third quarter of 2018 and net loan chargeoffs of $52,000 in the fourth quarter of 2017.

Nonperforming assets were $14.2 million at December 31, 2018 compared to $15.4 million at September 30, 2018 and $11.5 million at December 31, 2017. The linked quarter decline in nonperforming assets reflects decreases in nonperforming residential mortgages and home equity loans. The increase in nonperforming assets from the end of 2017 is mainly due to the placement of loans to one commercial real estate customer on nonaccrual in 2018. Nonperforming assets as a percentage of total assets were 0.51% at December 31, 2018 compared to 0.55% at September 30, 2018 and 0.43% at December 31, 2017.

ABOUT BLUE HILLS BANCORP
Blue Hills Bancorp, Inc., with corporate headquarters in Norwood, MA, had assets of $2.8 billion at December 31, 2018 and operates 11 retail branch offices in Boston, Dedham, Hyde Park, Milton, Nantucket, Norwood, West Roxbury, and Westwood, Massachusetts. Blue Hills Bank is a full service, community bank with its main office in Hyde Park, Massachusetts. The Bank's three branches in Nantucket, Massachusetts operate under the name, Nantucket Bank, a division of Blue Hills Bank. The Bank provides consumer, commercial and municipal deposit and loan products in Eastern Massachusetts through its branch network, loan production offices and eCommerce channels. The Bank offers commercial business and commercial real estate loans in addition to cash management services and commercial deposit accounts. The Bank also serves consumers through a full suite of consumer banking products including checking accounts, mortgage loans, equity lines of credit and traditional savings and certificate of deposit accounts. The Bank has invested substantially in online technology including online account opening and funding, online mortgage applications, online banking, mobile banking, bill pay and mobile deposits. Blue Hills Bank has been serving area residents for over 145 years. For more information about Blue Hills Bank, visit www.bluehillsbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: our ability to implement successfully our business strategy, which includes significant asset and liability growth; changes that could adversely affect the business in which the Company and the Bank are engaged; prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. Additional factors relating to the Company’s proposed merger with Independent Bank Corp (“Independent”), include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that the necessary regulatory approvals may not be obtained, may be delayed, or may be obtained subject to conditions that are not anticipated; the risk that Independent is required to issue debt on terms that are less than attractive in order to raise cash to complete the merger; delays in closing the merger or other risks that any of the closing conditions to the merger may not be satisfied in a timely manner or at all; the diversion of management’s time from existing business operations due to time spent related to the merger or integration efforts; the risk that the businesses of Independent and the Company will not be integrated successfully or such integration may be more difficult, time consuming or costly than expected; expected revenue and other synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; and expenses related to the merger and costs following the merger that are higher than expected.

For additional information on some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and “Risk Factors - Risks Related to the Merger” in the proxy statement/prospectus in the Company’s
DEFM14A relating to the merger as filed with the SEC. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Media and Investor Contact:
William Parent, 617-360-6520

Blue Hills Bancorp, Inc.
Consolidated Balance Sheets

(Unaudited; dollars in thousands)				% Change
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018 vs. September 30, 2018	December 31, 2018 vs. December 31, 2017
Assets
Cash and due from banks	$15,170	$15,459	$16,149	(1.9)%	(6.1)%
Short-term investments	29,135	32,290	30,018	(9.8)%	(2.9)%
Total cash and cash equivalents	44,305	47,749	46,167	(7.2)%	(4.0)%
Equity securities, at fair value	5,082	5,270	—	(3.6)%	NM
Securities available-for-sale, at fair value	—	—	9,720	—%	NM
Securities held-to-maturity, at amortized cost	307,763	305,935	303,716	0.6%	1.3%
Federal Home Loan Bank stock, at cost	13,565	11,815	12,105	14.8%	12.1%
Loans held for sale	4,368	5,035	8,992	(13.2)%	(51.4)%
Loans:
1-4 family residential	1,024,025	1,007,411	926,117	1.6%	10.6%
Home equity	67,844	70,955	81,358	(4.4)%	(16.6)%
Commercial real estate	866,254	853,679	833,978	1.5%	3.9%
Construction	74,533	75,037	90,712	(0.7)%	(17.8)%
Total real estate loans	2,032,656	2,007,082	1,932,165	1.3%	5.2%
Commercial business	287,352	282,680	253,001	1.7%	13.6%
Consumer	15,501	16,954	21,858	(8.6)%	(29.1)%
Total loans	2,335,509	2,306,716	2,207,024	1.2%	5.8%
Allowance for loan losses	(19,335)	(19,920)	(20,877)	(2.9)%	(7.4)%
Loans, net	2,316,174	2,286,796	2,186,147	1.3%	5.9%
Premises and equipment, net	19,512	19,882	21,573	(1.9)%	(9.6)%
Other real estate owned	3,649	3,649	—	—%	NM
Accrued interest receivable	7,187	7,143	6,438	0.6%	11.6%
Goodwill and core deposit intangible	9,255	9,335	9,717	(0.9)%	(4.8)%
Net deferred tax asset	7,119	6,995	6,000	1.8%	18.7%
Bank-owned life insurance	34,179	33,889	33,078	0.9%	3.3%
Other assets	33,417	39,061	24,867	(14.4)%	34.4%
Total assets	$2,805,575	$2,782,554	$2,668,520	0.8%	5.1%
Liabilities and Stockholders' Equity
Deposits:
NOW and demand	$400,361	$415,993	$381,316	(3.8)%	5.0%
Regular savings	198,871	206,726	221,004	(3.8)%	(10.0)%
Money market	569,433	620,529	646,603	(8.2)%	(11.9)%
Certificates of deposit	564,455	562,610	448,382	0.3%	25.9%
Brokered money market	81,366	80,143	92,798	1.5%	(12.3)%
Brokered certificates of deposit	323,071	280,006	249,766	15.4%	29.3%
Total deposits	2,137,557	2,166,007	2,039,869	(1.3)%	4.8%
Short-term borrowings	153,000	98,000	100,000	56.1%	53.0%
Long-term debt	80,000	80,000	105,000	—%	(23.8)%
Other liabilities	30,897	35,471	25,845	(12.9)%	19.5%
Total liabilities	2,401,454	2,379,478	2,270,714	0.9%	5.8%
Common stock	269	269	268	—%	0.4%
Additional paid-in capital	261,063	259,892	254,750	0.5%	2.5%
Unearned compensation- ESOP	(18,978)	(19,168)	(19,737)	(1.0)%	(3.8)%
Retained earnings	164,364	163,892	163,978	0.3%	0.2%
Accumulated other comprehensive loss	(2,597)	(1,809)	(1,453)	43.6%	78.7%
Total stockholders' equity	404,121	403,076	397,806	0.3%	1.6%
Total liabilities and stockholders' equity	$2,805,575	$2,782,554	$2,668,520	0.8%	5.1%

Blue Hills Bancorp, Inc.
Consolidated Balance Sheet Trend

(Unaudited; dollars in thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Assets
Cash and due from banks	$15,170	$15,459	$17,566	$18,194	$16,149
Short-term investments	29,135	32,290	34,383	26,878	30,018
Total cash and cash equivalents	44,305	47,749	51,949	45,072	46,167
Equity securities, at fair value	5,082	5,270	5,331	9,651	—
Securities available for sale, at fair value	—	—	—	—	9,720
Securities held-to-maturity, at amortized cost	307,763	305,935	303,137	304,036	303,716
Federal Home Loan Bank stock, at cost	13,565	11,815	14,375	10,730	12,105
Loans held for sale	4,368	5,035	10,005	5,865	8,992
Loans:
1-4 family residential	1,024,025	1,007,411	989,598	938,030	926,117
Home equity	67,844	70,955	72,813	75,737	81,358
Commercial real estate	866,254	853,679	824,541	849,040	833,978
Construction	74,533	75,037	88,132	73,113	90,712
Total real estate loans	2,032,656	2,007,082	1,975,084	1,935,920	1,932,165
Commercial business	287,352	282,680	268,435	248,521	253,001
Consumer	15,501	16,954	18,352	20,034	21,858
Total loans	2,335,509	2,306,716	2,261,871	2,204,475	2,207,024
Allowance for loan losses	(19,335)	(19,920)	(20,125)	(20,185)	(20,877)
Loans, net	2,316,174	2,286,796	2,241,746	2,184,290	2,186,147
Premises and equipment, net	19,512	19,882	20,192	20,685	21,573
Other real estate owned	3,649	3,649	3,649	3,649	—
Accrued interest receivable	7,187	7,143	6,531	6,120	6,438
Goodwill and core deposit intangible	9,255	9,335	9,438	9,566	9,717
Net deferred tax asset	7,119	6,995	6,480	5,197	6,000
Bank-owned life insurance	34,179	33,889	33,610	33,354	33,078
Other assets	33,417	39,061	34,719	30,936	24,867
Total assets	$2,805,575	$2,782,554	$2,741,162	$2,669,151	$2,668,520
Liabilities and Stockholders' Equity
Deposits:
NOW and demand	$400,361	$415,993	$375,934	$382,406	$381,316
Regular savings	198,871	206,726	213,205	216,894	221,004
Money market	569,433	620,529	628,718	643,336	646,603
Certificates of deposit	564,455	562,610	525,587	504,996	448,382
Brokered money market	81,366	80,143	85,951	90,369	92,798
Brokered certificates of deposit	323,071	280,006	282,672	239,837	249,766
Total deposits	2,137,557	2,166,007	2,112,067	2,077,838	2,039,869
Short-term borrowings	153,000	98,000	110,000	65,000	100,000
Long-term debt	80,000	80,000	90,000	105,000	105,000
Other liabilities	30,897	35,471	28,850	25,869	25,845
Total liabilities	2,401,454	2,379,478	2,340,917	2,273,707	2,270,714
Common stock	269	269	268	268	268
Additional paid-in capital	261,063	259,892	258,225	256,470	254,750
Unearned compensation- ESOP	(18,978)	(19,168)	(19,357)	(19,547)	(19,737)
Retained earnings	164,364	163,892	162,948	160,124	163,978
Accumulated other comprehensive loss	(2,597)	(1,809)	(1,839)	(1,871)	(1,453)
Total stockholders' equity	404,121	403,076	400,245	395,444	397,806
Total liabilities and stockholders' equity	$2,805,575	$2,782,554	$2,741,162	$2,669,151	$2,668,520

Blue Hills Bancorp, Inc.
Consolidated Statements of Net Income - Quarters

(Unaudited; dollars in thousands, except share data)	Quarters Ended			% Change
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018 vs. September 30, 2018	December 31, 2018 vs. December 31, 2017
Interest and fees on loans	$25,309	$24,455	$20,883	3.5%	21.2%
Interest on securities	2,089	1,854	1,763	12.7%	18.5%
Dividends	194	210	189	(7.6)%	2.6%
Other	125	92	40	35.9%	212.5%
Total interest and dividend income	27,717	26,611	22,875	4.2%	21.2%
Interest on deposits	6,846	6,357	4,349	7.7%	57.4%
Interest on borrowings	920	791	732	16.3%	25.7%
Total interest expense	7,766	7,148	5,081	8.6%	52.8%
Net interest and dividend income	19,951	19,463	17,794	2.5%	12.1%
Provision (credit) for loan losses	(577)	(182)	681	217.0%	(184.7)%
Net interest and dividend income, after provision for loan losses	20,528	19,645	17,113	4.5%	20.0%
Deposit account fees	472	473	372	(0.2)%	26.9%
Interchange and ATM fees	454	471	418	(3.6)%	8.6%
Mortgage banking	706	974	552	(27.5)%	27.9%
Loan level derivative fee income	195	1,044	1,105	(81.3)%	(82.4)%
Unrealized losses on equity securities	(188)	(61)	—	208.2%	NM
Bank-owned life insurance income	290	279	277	3.9%	4.7%
Miscellaneous	315	675	206	(53.3)%	52.9%
Total noninterest income	2,244	3,855	2,930	(41.8)%	(23.4)%
Salaries and employee benefits	8,353	8,874	7,755	(5.9)%	7.7%
Pension settlement charges	—	—	317	—%	NM
Occupancy and equipment	2,047	2,071	2,224	(1.2)%	(8.0)%
Data processing	1,023	1,062	1,067	(3.7)%	(4.1)%
Professional fees	354	302	540	17.2%	(34.4)%
Advertising	305	509	503	(40.1)%	(39.4)%
FDIC deposit insurance	230	221	220	4.1%	4.5%
Directors' fees	373	383	382	(2.6)%	(2.4)%
Amortization of core deposit intangible	81	103	175	(21.4)%	(53.7)%
Merger expenses	1,655	1,321	—	25.3%	NM
Other general and administrative	590	677	1,002	(12.9)%	(41.1)%
Total noninterest expense	15,011	15,523	14,185	(3.3)%	5.8%
Income before income taxes	7,761	7,977	5,858	(2.7)%	32.5%
Provision for income taxes	2,034	2,188	4,565	(7.0)%	(55.4)%
Net income	$5,727	$5,789	$1,293	(1.1)%	342.9%

Earnings per common share:
Basic	$0.23	$0.24	$0.05
Diluted	$0.23	$0.23	$0.05
Weighted average shares outstanding:
Basic	24,395,005	24,256,902	24,104,329
Diluted	25,308,794	25,242,737	24,795,366

Regular dividends declared per share	$0.20	$0.20	$0.15
Special dividends declared per share	$—	$—	$—

Blue Hills Bancorp, Inc.
Consolidated Statements of Net Income-Year to Date

(Unaudited; dollars in thousands, except share data)	Year to Date
	December 31, 2018	December 31, 2017	% Change
Interest and fees on loans	$94,654	$76,701	23.4%
Interest on securities	7,609	7,110	7.0%
Dividends	803	733	9.5%
Other	357	231	54.5%
Total interest and dividend income	103,423	84,775	22.0%
Interest on deposits	23,230	15,215	52.7%
Interest on borrowings	3,437	2,523	36.2%
Total interest expense	26,667	17,738	50.3%
Net interest and dividend income	76,756	67,037	14.5%
Provision (credit) for loan losses	(1,118)	2,098	(153.3)%
Net interest and dividend income, after provision for loan losses	77,874	64,939	19.9%
Deposit account fees	1,722	1,418	21.4%
Interchange and ATM fees	1,770	1,609	10.0%
Mortgage banking	3,453	3,657	(5.6)%
Loss on sale of purchased home equity portfolio	—	(118)	NM
Loan level derivative fee income	1,622	2,792	(41.9)%
Unrealized gains on equity securities	134	—	NM
Realized securities losses, net	—	(94)	NM
Gain on exchange of investment in Northeast Retirement Services	653	5,947	(89.0)%
Bank-owned life insurance income	1,101	1,063	3.6%
Gain on sale of premises and equipment	271	—	NM
Miscellaneous	2,903	808	259.3%
Total noninterest income	13,629	17,082	(20.2)%
Salaries and employee benefits	33,873	30,961	9.4%
Pension settlement charges	—	317	NM
Occupancy and equipment	8,251	8,393	(1.7)%
Data processing	4,183	4,149	0.8%
Professional fees	1,559	2,275	(31.5)%
Advertising	1,617	1,922	(15.9)%
FDIC deposit insurance	914	881	3.7%
Directors' fees	1,527	1,566	(2.5)%
Amortization of core deposit intangible	462	843	(45.2)%
Merger expenses	2,976	—	NM
Other general and administrative	2,734	2,999	(8.8)%
Total noninterest expense	58,096	54,306	7.0%
Income before income taxes	33,407	27,715	20.5%
Provision for income taxes	8,851	11,226	(21.2)%
Net income	$24,556	$16,489	48.9%

Earnings per common share:
Basic	$1.01	$0.69
Diluted	$0.98	$0.67
Weighted average shares outstanding:
Basic	24,264,204	23,985,822
Diluted	25,093,479	24,482,414

Regular dividends declared per share	$0.70	$0.40
Special dividends declared per share	$0.30	$0.20

Blue Hills Bancorp Inc.
Consolidated Statements of Net Income - Trend
	Quarters Ended
(Unaudited; dollars in thousands, except share data)	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Interest and fees on loans	$25,309	$24,455	$23,081	$21,809	$20,883
Interest on securities	2,089	1,854	1,809	1,857	1,763
Dividends	194	210	195	204	189
Other	125	92	62	78	40
Total interest and dividend income	27,717	26,611	25,147	23,948	22,875
Interest on deposits	6,846	6,357	5,252	4,775	4,349
Interest on borrowings	920	791	912	814	732
Total interest expense	7,766	7,148	6,164	5,589	5,081
Net interest and dividend income	19,951	19,463	18,983	18,359	17,794
Provision (credit) for loan losses	(577)	(182)	101	(460)	681
Net interest and dividend income, after provision for loan losses	20,528	19,645	18,882	18,819	17,113
Deposit account fees	472	473	422	355	372
Interchange and ATM fees	454	471	454	391	418
Mortgage banking	706	974	1,033	740	552
Loan level derivative fee income	195	1,044	143	240	1,105
Unrealized gains (losses) on equity securities	(188)	(61)	452	(69)	—
Gain on exchange of investment in Northeast Retirement Services	—	—	—	653	—
Bank-owned life insurance income	290	279	256	276	277
Gain on sale of property plant and equipment	—	—	—	271	—
Miscellaneous	315	675	872	1,041	206
Total noninterest income	2,244	3,855	3,632	3,898	2,930
Salaries and employee benefits	8,353	8,874	8,264	8,382	7,755
Pension settlement charges	—	—	—	—	317
Occupancy and equipment	2,047	2,071	2,050	2,083	2,224
Data processing	1,023	1,062	1,054	1,044	1,067
Professional fees	354	302	450	453	540
Advertising	305	509	499	304	503
FDIC deposit insurance	230	221	230	233	220
Directors' fees	373	383	362	409	382
Amortization of core deposit intangible	81	103	127	151	175
Merger expenses	1,655	1,321	—	—	—
Other general and administrative	590	677	655	812	1,002
Total noninterest expense	15,011	15,523	13,691	13,871	14,185
Income before income taxes	7,761	7,977	8,823	8,846	5,858
Provision for income taxes	2,034	2,188	2,366	2,263	4,565
Net income	$5,727	$5,789	$6,457	$6,583	$1,293

Earnings per common share:
Basic	$0.23	$0.24	$0.27	$0.27	$0.05
Diluted	$0.23	$0.23	$0.26	$0.27	$0.05
Weighted average shares outstanding:
Basic	24,395,005	24,256,902	24,230,098	24,172,237	24,104,329
Diluted	25,308,794	25,242,737	24,991,958	24,827,850	24,795,366

Regular dividends declared per share	$0.20	$0.20	$0.15	$0.15	$0.15
Special dividends declared per share	$—	$—	$—	$0.30	$—

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited; dollars in thousands)	Quarters Ended
	December 31, 2018			September 30, 2018			December 31, 2017
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans (1)	$2,311,424	$25,344	4.35%	$2,301,946	$24,490	4.22%	$2,178,388	$20,947	3.81%
Securities (1)	311,024	2,108	2.69	310,557	1,873	2.39	312,313	1,836	2.33
Other interest earning assets and FHLB stock	38,717	300	3.07	30,522	283	3.68	28,842	156	2.15
Total interest-earning assets	2,661,165	27,752	4.14%	2,643,025	26,646	4.00%	2,519,543	22,939	3.61%
Non-interest-earning assets	112,819			109,429			96,781
Total assets	$2,773,984			$2,752,454			$2,616,324

Interest-bearing liabilities
NOW	$168,594	$23	0.05%	$166,144	$21	0.05%	$160,371	$17	0.04%
Regular savings	202,123	140	0.27	209,797	152	0.29	235,864	183	0.31
Money market	688,701	2,310	1.33	714,539	2,244	1.25	718,489	1,823	1.01
Certificates of deposit	868,883	4,373	2.00	836,584	3,940	1.87	653,573	2,326	1.41
Total interest-bearing deposits	1,928,301	6,846	1.41	1,927,064	6,357	1.31	1,768,297	4,349	0.98
Borrowings	171,283	920	2.13	162,641	791	1.93	202,255	732	1.44
Total interest-bearing liabilities	2,099,584	7,766	1.47%	2,089,705	7,148	1.36%	1,970,552	5,081	1.02%
Non-interest-bearing deposits	234,535			229,293			220,167
Other non-interest-bearing liabilities	33,310			30,545			23,602
Total liabilities	2,367,429			2,349,543			2,214,321
Stockholders' equity	406,555			402,911			402,003
Total liabilities and stockholders' equity	$2,773,984			$2,752,454			$2,616,324

Net interest and dividend income (FTE)		19,986			19,498			17,858
Less: FTE adjustment		(35)			(35)			(64)
Net interest and dividend income (GAAP)		$19,951			$19,463			$17,794

Net interest rate spread (FTE)			2.67%			2.64%			2.59%
Net interest margin (FTE)			2.98%			2.93%			2.81%
Total deposit cost			1.26%			1.17%			0.87%

(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 21% for the three months ended December 31, and September 30, 2018. A statutory rate of 35% was used in the fourth quarter of 2017.

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited; dollars in thousands)	Year to Date
	December 31, 2018			December 31, 2017
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans (1)	$2,258,126	$94,790	4.20%	$2,070,513	$76,932	3.72%
Securities (1)	311,485	7,715	2.48	329,369	7,306	2.22
Other interest earning assets and FHLB stock	32,746	1,054	3.22	32,345	785	2.43
Total interest-earning assets	2,602,357	103,559	3.98%	2,432,227	85,023	3.50%
Non-interest-earning assets	105,598			99,333
Total assets	$2,707,955			$2,531,560

Interest-bearing liabilities
NOW	$163,167	$76	0.05%	$152,469	$67	0.04%
Regular savings	211,414	613	0.29	249,256	800	0.32
Money market	716,499	8,592	1.20	692,474	6,780	0.98
Certificates of deposit	782,103	13,949	1.78	612,486	7,568	1.24
Total interest-bearing deposits	1,873,183	23,230	1.24	1,706,685	15,215	0.89
Borrowings	183,430	3,437	1.87	199,004	2,523	1.27
Total interest-bearing liabilities	2,056,613	26,667	1.30%	1,905,689	17,738	0.93%
Non-interest-bearing deposits	220,166			201,715
Other non-interest-bearing liabilities	28,841			25,477
Total liabilities	2,305,620			2,132,881
Stockholders' equity	402,335			398,679
Total liabilities and stockholders' equity	$2,707,955			$2,531,560

Net interest and dividend income (FTE)		76,892			67,285
Less: FTE adjustment		(136)			(248)
Net interest and dividend income (GAAP)		$76,756			$67,037

Net interest rate spread (FTE)			2.68%			2.57%
Net interest margin (FTE)			2.95%			2.77%
Total deposit cost			1.11%			0.80%

(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 21% in 2018. A statutory rate of 35% was used in 2017.

Blue Hills Bancorp, Inc.
Average Balances - Trend
(Unaudited; dollars in thousands)	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Interest-earning assets
Total loans	$2,311,424	$2,301,946	$2,209,618	$2,207,895	$2,178,388
Securities	311,024	310,557	311,183	313,212	312,313
Other interest earning assets and FHLB stock	38,717	30,522	28,181	33,533	28,842
Total interest-earning assets	2,661,165	2,643,025	2,548,982	2,554,640	2,519,543
Non-interest-earning assets	112,819	109,429	103,295	96,629	96,781
Total assets	$2,773,984	$2,752,454	$2,652,277	$2,651,269	$2,616,324

Interest-bearing liabilities
NOW	$168,594	$166,144	$160,194	$157,582	$160,371
Regular savings	202,123	209,797	214,116	219,834	235,864
Money market	688,701	714,539	721,329	742,035	718,489
Certificates of deposit	868,883	836,584	725,904	694,526	653,573
Total interest-bearing deposits	1,928,301	1,927,064	1,821,543	1,813,977	1,768,297
Borrowings	171,283	162,641	197,429	202,944	202,255
Total interest-bearing liabilities	2,099,584	2,089,705	2,018,972	2,016,921	1,970,552
Non-interest-bearing deposits	234,535	229,293	207,888	208,561	220,167
Other non-interest-bearing liabilities	33,310	30,545	25,349	26,063	23,602
Total liabilities	2,367,429	2,349,543	2,252,209	2,251,545	2,214,321
Stockholders' equity	406,555	402,911	400,068	399,724	402,003
Total liabilities and stockholders' equity	$2,773,984	$2,752,454	$2,652,277	$2,651,269	$2,616,324

Blue Hills Bancorp, Inc.
Yield Trend
(Unaudited)	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Interest-earning assets
Total loans (1)	4.35%	4.22%	4.20%	4.01%	3.81%
Securities (1)	2.69%	2.39%	2.36%	2.46%	2.33%
Other interest earning assets and FHLB stock	3.07%	3.68%	3.33%	2.87%	2.15%
Total interest-earning assets	4.14%	4.00%	3.96%	3.81%	3.61%

Interest-bearing liabilities
NOW	0.05%	0.05%	0.04%	0.04%	0.04%
Regular savings	0.27%	0.29%	0.29%	0.30%	0.31%
Money market	1.33%	1.25%	1.15%	1.08%	1.01%
Certificates of deposit	2.00%	1.87%	1.67%	1.53%	1.41%
Total interest-bearing deposits	1.41%	1.31%	1.16%	1.07%	0.98%
Borrowings	2.13%	1.93%	1.85%	1.63%	1.44%
Total interest-bearing liabilities	1.47%	1.36%	1.22%	1.12%	1.02%

Net interest rate spread (FTE) (1)	2.67%	2.64%	2.74%	2.69%	2.59%
Net interest margin (FTE) (1)	2.98%	2.93%	2.99%	2.92%	2.81%
Total deposit cost	1.26%	1.17%	1.04%	0.96%	0.87%
(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 21% for the three months ended December 31, September 30, June 30, and March 31, 2018. A statutory rate of 35% was used for the three months ended December 31, 2017.

Blue Hills Bancorp Inc.
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited; dollars in thousands, except share data)	Quarter Ended
	December 31, 2018
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$7,761	$2,034	$5,727	$0.23
Add unrealized loss on equity securities	188	49	139	0.01
Add merger expenses	1,655	434	1,221	0.04
Non-GAAP basis	$9,604	$2,517	$7,087	$0.28
	Quarter Ended
	September 30, 2018
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$7,977	$2,188	$5,789	$0.23
Add unrealized loss on equity securities	61	17	44	—
Add merger expenses	1,321	362	959	0.04
Non-GAAP basis	$9,359	$2,567	$6,792	$0.27
	Quarter Ended
	June 30, 2018
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$8,823	$2,366	$6,457	$0.26
Less unrealized gain on equity securities	(452)	(121)	(331)	(0.01)
Non-GAAP basis	$8,371	$2,245	$6,126	$0.25
	Quarter Ended
	March 31, 2018
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$8,846	$2,263	$6,583	$0.27
Add unrealized loss on equity securities	69	18	51	—
Less gain on exchange of investment in Northeast Retirement Service	(653)	(169)	(484)	(0.02)
Less gain on sale of premises and equipment	(271)	(70)	(201)	(0.01)
Non-GAAP basis	$7,991	$2,042	$5,949	$0.24
	Quarter Ended
	December 31, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$5,858	$4,565	$1,293	$0.05
Add pension settlement charges	317	129	188	0.01
Add impact of tax reform on deferred tax asset valuation	—	(2,500)	2,500	0.10
Non-GAAP basis	$6,175	$2,194	$3,981	$0.16
The Company's management believes that the presentation of net income on a non-GAAP basis, excluding unrealized gains and losses on equity securities and nonrecurring items, provides useful information for evaluating the Company's operating results and any related trends that may be affecting the Company's business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP.

Blue Hills Bancorp Inc.
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited; dollars in thousands, except share data)	Year to Date
	December 31, 2018
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$33,407	$8,851	$24,556	$0.98
Less unrealized gain on equity securities	(134)	(37)	(97)	—
Less gain on exchange of investment in Northeast Retirement Service	(653)	(169)	(484)	(0.02)
Less gain on sale of property, plant and equipment	(271)	(70)	(201)	(0.01)
Add merger expenses	2,976	796	2,180	0.08
Non-GAAP basis	$35,325	$9,371	$25,954	$1.03
	Year to Date
	December 31, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$27,715	$11,226	$16,489	$0.67
Less gain on exchange of investment in Northeast Retirement Services	(5,947)	(2,133)	(3,814)	(0.16)
Less gain on sale of remaining available-for-sale debt securities portfolio	(928)	(333)	(595)	(0.02)
Add realized loss on sale of mutual funds	1,054	378	676	0.03
Add loss on sale of purchased home equity portfolio	118	45	73	—
Add pension settlement charges	317	129	188	0.01
Less reversal of state tax valuation allowance	—	1,697	(1,697)	(0.07)
Add impact of tax reform on DTA valuation	—	(2,500)	2,500	0.10
Non-GAAP basis	$22,329	$8,509	$13,820	$0.56

The Company's management believes that the presentation of net income on a non-GAAP basis, excluding unrealized gains and losses on equity securities and nonrecurring items, provides useful information for evaluating the Company's operating results and any related trends that may be affecting the Company's business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited)	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Performance Ratios (annualized)

Diluted EPS:
GAAP	$0.23	$0.23	$0.26	$0.27	$0.05
Non-GAAP	$0.28	$0.27	$0.25	$0.24	$0.16

Return on average assets (ROAA):
GAAP	0.82%	0.83%	0.98%	1.01%	0.20%
Non-GAAP	1.01%	0.98%	0.93%	0.91%	0.60%

Return on average equity (ROAE):
GAAP	5.59%	5.70%	6.47%	6.68%	1.28%
Non-GAAP	6.92%	6.69%	6.14%	6.04%	3.93%

Return on average tangible common equity (ROATCE) (1) (3):
GAAP	5.72%	5.84%	6.63%	6.84%	1.31%
Non-GAAP	7.08%	6.85%	6.29%	6.19%	4.03%

Efficiency ratio (2) (3):
GAAP	68%	67%	61%	62%	68%
Non-GAAP	60%	61%	62%	65%	67%

(1) Average tangible common equity equals average total equity less goodwill and intangibles.

(2) Efficiency ratio equals noninterest expense divided by net interest and dividend income and noninterest income.

(3) ROATCE and the efficiency ratio are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. Management believes that these non-GAAP measures are meaningful because it is standard practice for companies in the banking industry to disclose these measures. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons.

See page 14 for reconciliation of Non-GAAP financial measures.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited)	Year to Date
	December 31, 2018	December 31, 2017
Performance Ratios (annualized)

Diluted EPS
GAAP	$0.98	$0.67
Non-GAAP	1.03	0.56

Return on average assets (ROAA)
GAAP	0.91%	0.65%
Non-GAAP	0.96%	0.55%

Return on average equity (ROAE)
GAAP	6.10%	4.14%
Non-GAAP	6.45%	3.47%

Return on average tangible common equity (ROATCE) (1) (3)
GAAP	6.25%	4.24%
Non-GAAP	6.61%	3.56%

Efficiency ratio (2) (3)
GAAP	64%	65%
Non-GAAP	62%	69%
(1) Average tangible common equity equals average total equity less goodwill and intangibles.

(2)Efficiency ratio equals noninterest expense divided by net interest and dividend income and noninterest income

(3) ROATCE and the efficiency ratio are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. Management believes that these non-GAAP measures are meaningful because it is standard practice for companies in the banking industry to disclose these measures. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons.

See page 15 for Non-GAAP financial measures.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited; dollars in thousands, except share data)	At or for the Quarters Ended			At or for the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017
Asset Quality
Non-performing Assets	$14,243	$15,433	$11,523	$14,243	$11,523
Non-performing Assets/ Total Assets	0.51%	0.55%	0.43%	0.51%	0.43%
Allowance for Loan Losses/ Total Loans	0.83%	0.86%	0.95%	0.83%	0.95%
Net Charge-offs (Recoveries)	$8	$23	$52	$424	$(81)
Annualized Net Charge-offs (Recoveries)/ Average Loans	—%	—%	0.01%	0.02%	—%
Allowance for Loan Losses/ Nonperforming Loans	183%	169%	181%	183%	181%

Capital/Other
Common shares outstanding	26,920,613	26,899,594	26,827,660
Book value per share	$15.01	$14.98	$14.83
Tangible book value per share	$14.67	$14.64	$14.47
Tangible Common Equity/Tangible Assets (1) (2)	14.12%	14.20%	14.60%
Full-time Equivalent Employees	236	239	237
(1) Tangible common equity equals total equity less goodwill and core deposit intangibles. Tangible assets equals total assets less goodwill and core deposit intangibles.

(2) Tangible common equity/tangible assets is a non-GAAP measure and may not be comparable to similar non-GAAP measures used by other companies. Management believes that this non-GAAP measure is meaningful because it is standard practice for companies in the banking industry to disclose this measure. Therefore, management believes this measure provides useful information to investors by allowing them to make peer comparisons.